Exhibit 99.1

Key Energy Services, Inc.

News Release

For Immediate Release:

Contact: John Daniel

Wednesday, April 7, 2004

(432) 571-7345

KEY ENERGY OBTAINS WAIVERS FOR NON-COMPLIANCE WITH INFORMATION COVENANTS

Lenders Give Company Until September 30, 2004 to Deliver Audited 2003 Financials

Securities and Exchange Commission Initiates Inquiry

MIDLAND, TX, April 7, 2004 — Key Energy Services, Inc. (NYSE: KEG) announced today that the lenders under its $175 million revolving credit facility have amended the terms of the facility to waive non-compliance with covenants requiring delivery of audited financial statements. The Company also announced that lessors under approximately $26.2 million (as of December 31, 2003) of equipment leases and its primary workers’ compensation insurance carrier have also waived non-compliance with covenants requiring delivery of audited financial statements.

The revolving credit facility lenders have agreed to extend to September 30, 2004, the date by which the Company must deliver audited financial statements for 2003 and quarterly unaudited financial statements for the first two quarters of 2004.  The lenders have also waived defaults which would have resulted from non-compliance with the information delivery requirements and related provisions in the credit agreement.   Accordingly, the Company will be able to borrow additional amounts under the revolving credit facility and obtain letters of credit.

The Company previously announced on March 29, 2004 that it would not file its Annual Report on Form 10-K for the year ended December 31, 2003 by March 30, 2004.  As described more fully in the Company’s March 29, 2004 release, the Company is in the process of reviewing its assets, which the Company currently expects will require write-downs of approximately $78 million in fixed assets and approximately $5 million of goodwill and other intangible assets.  The Company currently expects the write-downs to be recorded in 2003 and one or more prior years and, as a result, expects that certain prior year financial statements will require restatement.  In its March 29, 2004 release, the Company also stated that the Company’s Audit Committee has authorized independent investigations, with the assistance of outside counsel, of matters in the Company’s South Texas Division and of aspects of the Company’s disclosure controls and procedures and its internal controls structure and procedures.   The Audit Committee has engaged Sidley Austin Brown & Wood LLP to assist it in the investigations.

Francis D. John, Chairman and CEO of the Company, stated, ”With the continued support of our bank group and our other stakeholders, we anticipate that the Company will be able to execute on its operating plan and take advantage of increasing market demand.”

In connection with the waiver, the Company agreed to deliver to the lenders draft, internal, unaudited financial statements setting forth the Company’s financial position and results of operations as of and for the year ended December 31, 2003 and the quarters ended March 31, 2004 and June 30, 2004, subject to any write downs, write offs, charges and adjustments required as a result of the restatements.  Until the Company delivers audited 2003 financial statements and unaudited quarterly financial statements (in each case reflecting the impact of the restatements), the Company will be prohibited from making acquisitions (other than a few specified acquisitions permitted by the waiver), from paying any dividends or repurchasing stock, and from making optional payments or prepayments on its senior notes, subordinated debt and certain other unsecured debt.  The Company will be permitted to repay the remaining $18.7 million principal amount of its 5% subordinated convertible notes on the maturity date of such notes, if it has at least $50 million in availability under the revolving credit facility after giving effect to such repayment.   Based on its current and forecasted liquidity position, the Company believes that it will be able to meet this condition.

6 Desta Drive, Midland, TX 79705

Until the final audited financial statements and unaudited quarterly financial statements are delivered, applicable interest rate margins for LIBOR and base rate loans will not be reduced below 1.75% and 0.25%, respectively, and applicable commitment fee rates will not be reduced below 0.375%.  These pricing levels may, however, be increased above those levels in accordance with the current terms of the revolving credit facility.  In addition, the Company will pay waiver fees of $437,500 to the lenders and an administrative fee to the administrative agent in consideration of the amendment.

The waiver provides that it will be an event of default if the Company determines that the write-downs, write-offs, charges or other adjustments to be recorded in connection with the restatements will exceed $100 million.  The Company currently believes that a write-down of approximately $78 million in assets, consisting predominantly of idle equipment, and a write-off of goodwill and other intangible assets of $5 million relating to an acquisition in the Company’s South Texas Division, will be required, although the review is ongoing and additional write-downs, write-offs or other adjustments may be identified.  Under the waiver, a default arising from the failure to deliver periodic reports under any of the indentures pursuant to which the Company’s 6 3/8% senior notes, 8 3/8% senior notes and 5% subordinated convertible notes were issued will not constitute a cross-default under the revolving credit facility unless the requisite notice of default has been given under the applicable indenture and the 60-day cure period after such notice has expired.  To date, the Company has not received any notice of default under any of the indentures.

All three of the Company’s equipment financing lessors have agreed to extend to September 30, 2004, the date by which the Company must deliver audited annual financial statements to such parties, thereby eliminating the Company’s non-compliance as a default or cross-default trigger until such date. In addition, the Company’s primary workers’ compensation insurance carrier has agreed to amend the collateral agreements under which it allows the Company to provide a portion of its security in the form of a $6 million promissory note and a $3 million bond (in lieu of a letter of credit). Specifically, the workers’ compensation carrier has agreed to (i) extend to September 30, 2004, the date by which the Company must deliver audited annual financial statements to such parties and (ii) reduce the credit ratings triggers to their current levels. Furthermore, the revolving credit facility waiver discussed above effectively restores the Company’s ability to cure any issues related to the collateral package by simply replacing the note and/or bond with a letter of credit.

The Company also announced that the Fort Worth Office of the Securities and Exchange Commission commenced an inquiry relating to the matters that were the subject of Company’s announcement on March 29, 2004.  The Company intends to cooperate fully with the SEC Staff.

About Key Energy and Forward-Looking Statements

                Key Energy Services, Inc. is the world’s largest rig-based, onshore well service company.  The Company provides diversified energy operations including well servicing, contract drilling, pressure pumping, fishing and rental tool services and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina, Canada and Egypt.

                Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the estimated amounts of write-downs and write-offs, possible notices of default under the Company’s long term debt and the need for waivers from certain parties.  These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management.  Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects”, “believes”, “anticipates” and similar phrases.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: the risk that the Company will not execute on its operating plan; risks related to market demand; the risk of possible changes in the scope and nature of, and the time required to complete, the issuance of audit opinions on the Company’s prior year financial statements and the audit of the Company’s 2003 financial statements; the risk that the audits may not be completed and financial statements delivered to the lenders by September 30, 2004, the risk that the Company fails to comply with other conditions of the credit facility waiver, including the requirements for delivery of draft, internal, unaudited financial statements; the risk of defaults under the amended credit facility, including default resulting from the amount of write-downs, write-offs, charges or adjustments exceeding $100 million and cross-defaults based on defaults under long term debt after notice and expiration of cure periods; the risk of failure to have sufficient availability under the revolving credit facility to permit repayment of the Company’s 5% subordinated convertible notes when due; and the results of the SEC inquiry.  Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.